 May 2, 2017  2017 Shareholder Meeting  Exhibit 99.1

 Management Reports Chris French President and CEO

 Safe Harbor Statement  This presentation includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these similar words, or by discussions of strategy or risks and uncertainties. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Important factors that could cause actual results to differ materially from such forward-looking statements include, without limitation, risks related to the following: Increasing competition in the communications industry; andA complex and uncertain regulatory environment.A further list and description of these risks, uncertainties and other factors can be found in the Company’s SEC filings which are available online at www.sec.gov, www.shentel.com or on request from the Company. The Company does not undertake to update any forward-looking statements as a result of new information or future events or developments.

 Use of Non-GAAP Financial Measures   Included in this presentation are certain non-GAAP financial measures that are not determined in accordance with US generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and exclude the effects of certain operating, capital and financing costs and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with US generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because Shentel believes they provide relevant and useful information to investors. Shentel utilizes these financial performance measures to assess its ability to meet future capital expenditure and working capital requirements, to incur indebtedness if necessary, return investment to shareholders and to fund continued growth. Shentel also uses these financial performance measures to evaluate the performance of its businesses and for budget planning purposes.

 Financial Highlights  x  Revenue  Net Income  Operating Income  x  x  2014  2016  2015  Operating Expense

 Net Income History  x  x  x  ($ in millions)

 Adjusted OIBDA History  x  x  x  ($ in millions)

 Cash Dividend History (per Share, Split Adjusted)  x  x

 Cable and Wireline Operating Income  Wireline  Cable  x  x  x  2014  2016  2015

 Cable Revenue Generating Units (in thousands)  (Year End)

 Access, Local, and Fiber Lease Revenue (in millions)

Operating Cycle


Reduced Capex
Acquisitions
Upgrades

We Are Here

2008 - 2010	2010 - 2013	2010 - 2015	2016	2016 - 2017	2018+
Acquisitions	**Upgrades**	**Reduced Capex**	**Acquisitions (nTelos / Sprint)**	**Upgrades / Integration**	**Reduced Capex**
Cable • Acquired cable assets in West Virginia, Maryland and Virginia • Many assets were previously neglected **Wireless** • Acquired 50,000 Virgin Mobile customers and began selling Virgin Mobile and Boost prepaid	**Cable** • Upgraded acquired networks to offer "Triple Play" • Streamlined network to gain operating efficiency **Wireless** • Invested heavily in upgrading wireless networks to 4G LTE	**Reduced Capex** • Significant decrease in capital expenditures due to completion of network upgrades • Enhanced free cash flow	**nTelos / Sprint** • More than doubled subscriber base • 6th largest national wireless player • Extends the term of the Sprint Affiliate Agreement	**4G LTE Build-Out** • Upgrades and expansion of nTelos network • Complete 4G LTE build-out and deploy 800 MHz spectrum • Leverage Shentel fiber network for backhaul	**Harvest** • Decrease capital expenditures • Enhance free cash flow • Reduce leverage • Find additional opportunities to acquire assets and enhance platform

12

Cumulative Total Shareholder Return  x

 Split-Adjusted Stock Price and Value of Original Share  x

 Management Reports Adele Skolits VP of Finance and CFO

 Mix of Revenues (in millions)  After elimination of affiliate revenues the total revenues for 2014, 2015, and 2016 were $326.9, $342.5, and $535.3, respectively.  1

 Wireless Revenues (in millions)     * - Not Meaningful

 Operating Expenses (in millions)

 Operating Income (in millions)

   Cable Segment – Adjusted OIBDA

 Capitalization – As of 12/31/16 (in millions)

 Management Reports Earle MacKenzie EVP and COO

 PCS Postpaid Subscribers (in thousands)  (Year End)

 PCS Postpaid Gross Billed Revenue per User

 PCS Prepaid Subscribers (in thousands)  (Year End)

 PCS Prepaid Gross Billed Revenue per User

 PCS Customer Migrations (000’s)

 4.8 million covered POPs959 thousand total subscribers20% penetration of covered POPs1,467 base stations  Network Following nTelos Acquisition  28

 Status of Network Enhancements – nTelos Footprint  Enhancement  # of cell sites  148  186  363  220

 Cable Revenue Generating Units (in thousands)  x  Customers    77,366   71,298   72,734  (Year End)

 Cable Average Monthly Revenue per Customer

 Wireline Customers  (Year End)

 Investing in the Future (in millions)    Capex Spending

 May 2, 2017  2017 Shareholder Meeting